Exhibit 23

                               Consents of Experts

                                 SURF GROUP INC.

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 24, 2003, accompanying the financial statements included in the Annual Report of Surf Group, Inc. on Form 10-KSB as of October 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Surf Group, Inc. on Form 10SB12G (File No. 000-33513, effective June 26, 2002).


/s/ Stewart H. Benjamin
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Stewart H. Benjamin CPA, P.C.
27 Shelter Hill Road
Plainview, NY 11803
January 28, 2003